Exhibit 10

                                OPTION AGREEMENT

                                     between

                              THE GENESEE COMPANY,
                             a Colorado corporation,

                                  as Purchaser,

                                       and

                             RS INVESTMENTS VI, LLC,
                      a Colorado limited liability company

                                    as Seller


                               September 16, 1999
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                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (this "Agreement") is made as of the 16th day of September, 1999 (the "Effective Date"), by and between THE GENESEE COMPANY, a Colorado corporation ("Purchaser"), and RS INVESTMENTS VI, LLC, a Colorado limited liability company ("Seller").

                                    Recitals

         A. Seller has agreed to grant an option to Purchaser for the purchase of certain real property located in the County of Douglas, State of Colorado, and more particularly described in Exhibit A attached hereto and made a part hereof, on the terms and provisions set forth herein.

         B. As used in this Agreement, the term "Property" includes all of the following:

                  (1) The real property described in Exhibit A together with all easements, rights-of-way, appurtenances, leases, subleases, agreements, licenses, tenements and hereditaments appertaining to or otherwise benefiting or used in connection with such real property, together with all of Seller's right, title and interest in and to any strips of land, streets, and alleys abutting or adjoining such real property (the "Real Property");

                  (2) All right, title and interest of Seller in and to all governmental permits, licenses, certificates and authorizations relating to the construction, development, use or operation of the Property, to the extent that they relate to the Property and are assignable (the "Permits"); and

                  (3) A nonexclusive interests in Seller's interest in all site plans, surveys, plats, plans, soil and substratus studies, architectural, construction, road, drainage and utility drawings, plans and specifications, engineering plans and studies, landscape plans, appraisals, marketing, feasibility and environmental studies, and other plans and studies of any kind if existing and in Seller's possession or control that relate to the Property, to the extent that they relate to the Property and are assignable (the "Plans").

                  (4) All water and water rights, wells and well permits and rights, ditches and ditch rights, reservoir and reservoir rights, and ditch and water company stock, if any, appurtenant to the Real Property, whether in the nature of tributary, non-tributary or not non-tributary interests (collectively, the "Water Rights");

                  (5) All right, title and interest of Seller, if any, in and to all unexpired warranties, guaranties and bonds, including, without limitation, contractors' and manufacturers' warranties or guaranties, relating to the Property, to the extent that they relate to the Property and are assignable (the "Warranties");

                  (6) Any and all other rights, privileges, and appurtenances owned by Seller and in any way related to or used in connection with the Property, to the extent that they relate to the Property and are assignable, including, without limitation, rights to use any and all trademarks and trade names relating to the Property (the "Intangible Property").

                                    Agreement

         NOW, THEREFORE, for the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                         Option to Purchase the Property

         1.1 Option. Seller hereby grants to Purchaser an exclusive option (the "Option") to purchase the Property on the terms and provisions set forth herein.

         1.2 Purchase Price. Purchaser shall deliver to Seller an option deposit in the amount of $765,000.00 (the "Deposit") to be held in pursuant to the terms hereof. In the event Purchaser defaults hereunder or fails to exercise the Option within the Option Term (unless this Agreement has previously been terminated as permitted herein), the Deposit shall be retained by Seller as liquidated damages hereunder. In all other events the Deposit shall be applied to the Purchase Price at Closing (as defined below) or returned to Purchaser upon the termination of this Agreement by any reason other than Purchaser's default or failure to exercise the Option, as applicable. The total purchase price (the "Purchase Price") for the Property shall be the sum of: (i) $765,000.00, and (ii) 4,335,000.00 increased at a rate of 17% per annum, compounded annually, commencing on the date hereof, and continuing until the Closing Date (as defined below). The Purchase Price shall be payable, subject to prorations and adjustments in accordance with Article IX, at the closing (the "Closing") in cash, by certified or cashier's check, wire transfer, or other immediately available funds.

         1.3 Term and Exercise of Option. Purchaser shall have the right to exercise the Option by delivery of written notice thereof (the "Exercise Notice") to Seller at any time during the period commencing on the date hereof and ending on December 1, 2000 (the "Option Term"). If Purchaser fails to deliver the Exercise Notice during the Option Term, the Deposit shall be retained by Seller and this Option shall terminate and be of no further force or effect. If Purchaser delivers the Exercise Notice during the Option Term, the Closing shall occur on the 15th day after the delivery thereof, or on such earlier date as the parties may mutually agree.

                                   ARTICLE II
                          Investigation of the Property

         2.1 Title and Survey Matters. The "Permitted Exceptions" hereunder shall consist of: (i) all matters to which Seller takes title to the Property; and (ii) all plats, easements, dedications, restrictions and other matters agreed to or imposed by Seller or any governmental entity after the date hereof in connection with the rezoning, platting and/or development of the

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

Property, to the extent previously approved by Purchaser, which approval shall not be unreasonably withheld.

         2.2 Inspection of Property. Purchaser acknowledges that it has had the opportunity to investigate the Property, the zoning and other governmental limitations applicable to the Property, all documents and/or information provided to Purchaser relating thereto, and any other aspects or characteristics of the Property which may affect its development, usage, operation or marketability. Purchaser's past investigations of the Property have been sufficient to induce Purchaser to enter into this Agreement, and Purchaser shall have no right to terminate this Agreement and to receive a return of the Deposit for any reason, except as expressly set forth in this Agreement. Purchaser shall continue to have the right of investigation, which shall include, without limitation, the right to have made, at Purchaser's expense, any surveys, studies or inspections of the Property as Purchaser may deem necessary or appropriate. Seller agrees to cooperate reasonably with any such investigations, inspections, surveys or studies made by or at Purchaser's direction so long as such cooperation is at no expense to Seller. Purchaser shall indemnify, defend, and hold harmless Seller from any expenses, damages and liabilities, including reasonable attorneys' fees, that Seller may suffer or incur arising out of any claims for property damage or personal injury, or claims from materialmen or laborers, which in turn arise from Purchaser's investigations under this Section 2.2, and such indemnification shall survive the termination of this Agreement. Further, in the event Purchaser is unwilling or unable to close the transaction contemplated by this Agreement, for any reason whatsoever, except by reason of Seller's default, any and all plats, plans, submittals to governmental agencies and utilities, studies or tests, including, but not limited to, soil tests, topographical information, engineering and other similar preliminary work, but expressly excluding architectural and construction plans, drawings, specifications and designs, economic, financial and marketability studies and pro formas, and similar proprietary information of Purchaser, shall immediately be delivered to Seller and thereafter become the sole property of Seller.

                                  ARTICLE III
                                      Title

         3.1 Status of Title. At Closing, Seller shall convey to Purchaser fee simple title to the Property, subject only to the Permitted Exceptions.

         3.2 Issuance of Title Policy. At Closing, Seller shall cause Land Title Guarantee Company (the "Title Company") to issue to Purchaser, or unconditionally commit to issue to Purchaser after Closing, an ALTA extended coverage owner's policy of title insurance insuring marketable, insurable title to the Property in Purchaser in the amount of the Purchase Price, subject only to the Permitted Exceptions (the "Title Policy"). At or before the Closing, Seller shall satisfy all requirements contained in the Title Commitment or in any update thereof, except for those requirements which by their nature can only be satisfied by Purchaser.

         3.3 Failure of Title. In the event Seller, through no fault of its own, is unable to convey title to the Property on the Closing Date in accordance with the provisions of this Agreement, Seller shall, on or before the Closing Date, give notice of such inability (and the nature thereof) to Purchaser, and Purchaser may either (i) accept such title as Seller can convey, without any reduction of the Purchase Price, or (ii) terminate this Agreement by written notice to

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

Seller and the Title Company given on or before the Closing Date, in which event the Deposit shall be returned to Purchaser, and both parties shall be relieved of any further obligations hereunder, except those which expressly survive termination.

                                   ARTICLE IV
               Seller's Representations, Warranties and Covenants

         Seller represents, warrants and covenants to Purchaser as follows:

         4.1 No Third-Party Interests. Seller has not granted to any party any option, contract or other agreement with respect to a purchase or sale of the Property or any portion thereof or any interest therein.

         4.2 No Possessory Rights. Except for any rights of possession under the Permitted Exceptions, there are no parties in possession of any of the Real Property, and there are no other rights of possession or use which have been granted to any third party.

         4.3 Notices. Seller has no knowledge, and Seller has not received notice, of: (i) the Property being in violation of any applicable statutes, ordinances, codes (including, but not limited to, zoning, building, subdivision, pollution, environmental protection, water disposal, health, fire and safety engineering codes), or the rules and regulations of, any governmental authority having jurisdiction over the Property; (ii) any actions, suits, proceedings or claims pending or threatened with respect to or in any manner affecting the Property or the ability of Seller to consummate the transaction contemplated by this Agreement; or (iii) any pending or threatened condemnation or similar proceedings or special assessments affecting the Property, or any part thereof.

         4.4 Authority. Seller is a limited liability company organized, validly existing and in good standing under the laws of the State of Colorado. Seller has the full right and authority to enter into this Agreement and consummate the transaction contemplated by this Agreement. All requisite entity action has been taken by Seller in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. Each of the persons signing this Agreement on behalf of Seller is authorized to do so. Purchaser shall furnish to Seller any and all documents to evidence such authority as Seller shall reasonably request.

         4.5 Environmental Conditions. Seller has no knowledge, and Seller has not received notice, of: (i) any violation of Applicable Environmental Laws relating to the Real Property; or (ii) the presence, use, storage or discharge of any Hazardous Substances on, in or under the Real Property.

         As used herein, the term "Applicable Environmental Laws" shall mean any local, state or federal law, rule or regulation, pertaining to environmental regulation, contamination, cleanup or disclosure, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (42 U.S.C. ss. 9601, et seq.), the Resource, Conservation and Recovery Act, as amended, (42 U.S.C. ss. 6901, et seq.), Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613), the Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.), the Emergency Planning and Community

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Right to Know Act of 1986 (42 U.S.C. ss. 1101, et seq.) and all amendments of the foregoing, or any state superlien or environmental clean-up or disclosure statutes. As used herein, the term "Hazardous Substances" shall mean all substances and materials which are included under or regulated by any Applicable Environmental Law together with asbestos, polychlorinated biphenyls, petroleum and raw materials which include hazardous constituents.

         4.6 Consents; Binding Obligations. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

         4.7 Omissions; Indemnity. The copies of any documents furnished to Purchaser in connection with this transaction are, to the best of Seller's knowledge, true and complete copies of the documents they purport to be. Each of the representations and warranties contained in this Article IV are acknowledged by Seller to be material and to be relied upon by Purchaser in proceeding with this transaction, shall be deemed to have been remade by Seller as of the date of Closing and shall survive Closing. Seller shall indemnify and hold Purchaser harmless and defend Purchaser from any loss, liability or expense, including reasonable attorneys' fees, incurred by Purchaser, and any claim made against Purchaser by reason of the breach of any of the foregoing representations or warranties.

         Except as expressly set forth in this Agreement, Purchaser is purchasing the Property "as is" with all faults and defects, and Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements, or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, or the presence or absence of any pollutant, hazardous waste, gas or substance or solid waste on or about the Property, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Purchaser may intend to conduct thereon, (d) the compliance of or by the Property or its operations with any laws, rules, ordinances or regulations of any governmental authority or body having jurisdiction including, without limitation, all applicable zoning laws, (e) the habitability, merchantability or fitness for a particular use or purpose of the Property, or (f) any other matter related to or concerning the Property; and Purchaser shall not seek recourse against Seller on account of any loss, cost or expense suffered or incurred by Purchaser with regard to any of the matters described in clauses (a) through (f) above subject to the express provisions of this Agreement. Purchaser acknowledges that Purchaser, having been given the opportunity to inspect the Property, is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller, except as expressly set forth in this Agreement. Purchaser further acknowledges that no independent investigation or verification has been or will be made by Seller with respect to any information supplied by Seller concerning the Property, and, except as expressly set forth in this Agreement, Seller makes no representation as to the accuracy or completeness of such information, it being intended by the parties that Purchaser shall verify the accuracy and completeness of such information, itself. Purchaser acknowledges that the disclaimers, agreements and other statements set forth in this paragraph are an integral portion of this Agreement and that Seller would not agree to sell the Property to Purchaser for the purchase price without the disclaimers, agreements and other statements set

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forth in this paragraph. Purchaser further agrees that the provisions of this paragraph shall survive the Closing and the delivery of the Deed.

                                   ARTICLE V
              Purchaser's Representations, Warranties and Covenants

         Purchaser represents, warrants and covenants to Seller as follows:

         5.1 Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Purchaser has the full right and authority to enter into this Agreement and consummate the transaction contemplated by this Agreement. All requisite corporate action has been taken by Purchaser in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. Each of the persons signing this Agreement on behalf of Purchaser is authorized to do so. Purchaser shall furnish to Seller any and all documents to evidence such authority as Seller shall reasonably request.

         5.2 Additional Acts. In addition to the acts and documents recited herein and contemplated to be performed, executed and delivered by Purchaser, Purchaser shall perform, execute and deliver or cause to be performed, executed or delivered at the Closing or thereafter any and all further acts, documents and assurances as Seller or the Title Company may reasonably require to consummate or evidence the consummation of the transactions contemplated herein.

         5.3 Omissions; Indemnity. Each of the representations and warranties contained in this Article V are acknowledged by Purchaser to be material and to be relied upon by Seller in proceeding with this transaction, shall be deemed to have been remade by Purchaser as of the date of Closing and shall survive Closing. Purchaser shall indemnify and hold Seller harmless and defend Seller from any loss, liability or expense, including reasonable attorneys' fees, incurred by Seller or any claim made against Seller by reason of the breach of any of the foregoing representations or warranties.

                                   ARTICLE VI
                         Purchaser's Obligation to Close

         6.1 Conditions. Purchaser shall not be obligated to close hereunder unless each of the following conditions shall exist on the date of Closing (as may be extended pursuant to this Agreement, the "Closing Date"):

                  6.1.1 Title Policy. The Title Company shall be prepared to issue (or prepared to unconditionally commit to issue) the Title Policy as described in Section 3.2.

                  6.1.2 Accuracy of Representations. The representations and warranties made by Seller in Article IV shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

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

                  6.1.3 Seller's Performance. Seller shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

                  6.1.4 Failure of Conditions. If any condition specified in
Section 6.1 is not satisfied on or before Closing, Purchaser may, at its option,
(i) waive such condition either at the time originally established for Closing or at any time thereafter, or (ii) terminate this Agreement by written notice thereof to Seller, and receive the return of the Deposit, in which event both parties shall be relieved of any further obligations hereunder, except those which expressly survive termination.

                                  ARTICLE VII
                                     Closing

         7.1 Time of Closing. Closing shall take place at 10:00 a.m. on the Closing Date, in the offices of the Title Company located at 3033 East First Avenue, Suite 600, Denver, Colorado 80206, or at such other time and place or on such earlier date as may be mutually agreed upon by Seller and Purchaser.

         7.2 Deliveries. At Closing the following shall occur:

                  7.2.1 Deed. Seller shall deliver to Purchaser a duly executed and acknowledged special warranty deed, of form reasonably acceptable to Purchaser, conveying good, marketable and insurable fee simple title to the Real Property to Purchaser, subject only to the Permitted Exceptions.

                  7.2.2 Payment. Purchaser shall pay to Seller the Purchase Price as provided in Section 1.2, subject to the adjustments described in
Article IX.

                  7.2.3 Possession. Possession of the Property shall be delivered to Purchaser.

                  7.2.4 Assignment of Intangibles; Delivery of Permits. Seller shall execute and deliver to Purchaser an assignment, of form reasonably acceptable to Purchaser, of all of Seller's right, title and interest in and to the Warranties, Plans, Permits and General Intangibles, to the extent the same are assignable. Seller shall deliver to Purchaser the originals (or accurate copies) of all Plans and Permits in Seller's possession and all other materials of whatever kind owned by Seller relating to the development, improvement and ownership of the Property.

                  7.2.5 Water Rights. Seller shall deliver to Purchaser a duly executed and acknowledged quit claim deed, of form reasonably acceptable to Purchaser, conveying the Water Rights, if any, to Purchaser.

                  7.2.6 Non-Foreign Certificate. Seller shall execute and deliver to Purchaser and the Title Company an affidavit that Seller is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code.

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

                  7.2.7 Withholding Exemption Certificate. Seller shall execute and deliver to Purchaser and the Title Company a Colorado Form DR-1083, in form required by law.

                  7.2.8 Real Property Transfer Declaration. Purchaser shall execute and deliver to Seller and the Title Company a Real Property Transfer Declaration, in form required by law, concerning information with respect to a conveyance of a Colorado real property interest.

                  7.2.9 Mechanics' Liens. Seller shall execute and deliver to the Title Company such agreements or statements concerning claims for mechanic's liens as may be required by the Title Company in order to issue the Title Policy.

                  7.2.10 Miscellaneous Documents. Seller shall, whenever and as often as it shall be reasonably requested so to do by Purchaser, and Purchaser shall, whenever and as often as it shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement.

                                  ARTICLE VIII
                         Prorations and Closing Expenses

         8.1 Closing Adjustments. The cash due at Closing pursuant to Section
1.2.2 shall be subject to adjustment as of Closing in accordance with the following provisions:

         8.2 Taxes. Real and personal property taxes on the Property shall not be prorated.

         8.3 Liens and Encumbrances. The amount of any lien, deed of trust or other monetary encumbrance then affecting the Property, including all prepayment penalties, shall be paid from the funds to which Seller shall otherwise be entitled. If such funds are insufficient to pay all such encumbrances, Seller shall pay the deficiency.

         8.4 Closing Costs. Purchaser shall pay the Title Company's escrow and closing fee, the premium for the Title Policy, the cost of recording the deed, all conveyance, transfer, sales and other taxes of fees, if any, and such other closing costs as are customarily incurred in connection with the purchase and sale of real property in the Denver metropolitan area.

         8.5 Reimbursement of Expenses. During the Option Term, Purchaser shall promptly reimburse Seller for all expenditures reasonably made by Seller in connection with the ownership, rezoning, platting and development of the Property, including, without limitation, taxes, fees, assessments, association dues and insurance (but reduced by the amount of the tax proration received by Seller in connection with its purchase of the Property), but excluding any fees, interest or other costs incurred by Seller in connection with any loan or other financing arrangement. Any discretionary expenditures (which shall not include such expenditures as taxes and insurance) shall be subject to Purchaser's prior approval.

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

         8.6 Settlement Statement. At Closing, Seller and Purchaser shall execute a Closing settlement statement to reflect the credits, prorations, and adjustments contemplated by or specifically provided for in this Agreement.

                                   ARTICLE IX
                                    Remedies

         9.1 Breach by Seller. Time is of the essence of Seller's obligations hereunder. If Seller fails to comply with any of its obligations hereunder which are required to be performed at or prior to Closing, Purchaser, at Purchaser's option, shall be entitled, as its sole remedies, to either: (i) terminate this Agreement, whereupon the Deposit shall be returned to Purchaser and both parties shall be discharged from all duties and performance hereunder; or (ii) to seek specific performance. In no event shall Seller be liable to Purchaser for any actual, punitive, speculative, consequential or other damages.

         9.2 Breach by Purchaser. Time is of the essence of Purchaser's obligations hereunder. If this Agreement has not been previously terminated as permitted herein, and Purchaser fails to exercise the Option and complete the acquisition as herein provided, Seller, as its sole and exclusive remedy, shall be entitled to terminate this Agreement, whereupon the Deposit shall be retained by Seller as liquidated damages. Seller waives specific performance and/or damages other than liquidated damages in the amount of the Deposit.

         9.3 Post-Closing Breach. The provisions of Sections 9.1 and 9.2 notwithstanding, either party shall be entitled, in addition to any other remedies available under this Agreement or otherwise, to seek damages for any post-Closing breach by the other party of its representations, warranties or covenants hereunder.

         9.4 Attorneys' Fees. Notwithstanding any contrary provision contained in this Agreement, in the event of any litigation or legal action arising out of this Agreement, the court shall award the prevailing party its reasonable costs and expenses incurred in connection with such litigation or legal action, including, without limitation, its reasonable attorneys' fees and costs.

                                    ARTICLE X
                               General Provisions

         10.1 Brokers. Seller and Purchaser each hereby represent and warrant to the other that their only contact with the other or with the Property has been made without the assistance of any broker or other third party. Seller and Purchaser agree to save and hold each other free, clear and harmless from any claim, cost or expense, including reasonable attorneys' fees, for or in connection with any claims for commissions or compensation claimed or asserted by or through each respective party in connection with the transaction contemplated herein.

         10.2 Further Assurances. Each of the parties hereto undertakes and agrees to execute and deliver such documents, writings and further assurances as may be requisite to carry out the intent and purpose of this Agreement.

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

         10.3 Entire Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced. This Agreement contains the entire agreement between the parties relating to the purchase and sale of the Property. All prior negotiations between the parties are merged in this Agreement; and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between the parties other than as herein set forth.

         10.4 Survival. All of the parties' representations, warranties, covenants and agreements hereunder, to the extent not fully performed or discharged by or through Closing, shall be deemed not merged into any instrument delivered at Closing and shall remain fully enforceable thereafter.

         10.5 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the expiration of the Inspection Period or the Closing Date) should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

         10.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         10.7 Notices. Any notice required or permitted to be sent pursuant to this Agreement shall be in writing and shall be deemed given, sent, delivered and received upon the earlier of: (i) when personally or actually delivered; or
(ii) three (3) business days after having been deposited in a U.S. Postal Service depository and sent by registered or certified mail, return receipt requested, with all required postage prepaid; (iii) upon confirmed telefacsimile transmission and the deposit of the original in a U.S. Postal Service depository, with all required postage; or (iv) one (1) business day after being deposited with a commercial overnight courier and sent by overnight delivery with all required charges prepaid; and addressed:

                  If to Purchaser:

                  The Genesee Company
                  603 Park Point Drive, Suite 201
                  Golden, Colorado 80401
                  Attn: Terry T. Kyger

                  Telephone No.: (303) 526-9000
                  Telefacsimile No.: (303) 526-2157

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

                  If to Seller:

                  RS Investments VI, LLC
                  603 Park Point Drive, Suite 201
                  Golden, Colorado 80401
                  Attn: Robert R. Short

                  Telephone No.: (303) 526-9000
                  Telefacsimile No.: (303) 526-2157

         Any address fixed pursuant to the foregoing may be changed by the addressee by notice given pursuant to this Section 10.9.

         10.8 Headings. The paragraph headings which appear in some of the Sections of this Agreement are for purposes of convenience and reference and are not in any sense to be construed as modifying the Sections in which they appear.

         10.9 Assignment. Purchaser may not assign this Agreement without the consent of Seller, which consent shall not be unreasonably withheld.

         10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

         10.11 Facsimile Signatures. The facsimile signature of any party on this Agreement shall be deemed an original for all purposes.

         10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original.

         10.13 Acceptance. Upon execution and delivery of this Agreement by Purchaser and Seller, this Agreement shall constitute an offer to purchase the Property on the terms and conditions set forth herein. The foregoing notwithstanding, either party may revoke its execution and delivery at any time prior to the execution and delivery by the other party, by delivering oral or written notice (which need not conform with the requirements of Section 10.9 hereof) of such revocation to the other party.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Effective Date.


                                             PURCHASER:

                                             THE GENESEE COMPANY, a Colorado
                                             corporation


                                             By:
                                                 -------------------------------
                                                 Terry T. Kyger
                                                 Vice President


                                             SELLER:

                                             RS INVESTMENTS VI, LLC, a Colorado
                                             limited liability company


                                             By:
                                                 -------------------------------
                                                 Robert R. Short, Manager

                                       12
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                                    EXHIBIT A
                                       to
                           PURCHASE AND SALE AGREEMENT

                                Legal Description